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                                  [LETTERHEAD]



                                 August 20, 1996


Tab Products Co.
Tab Canada Limited
1400 Page Mill Road
Palo Alto, California  94304

Ladies and Gentlemen:

     Reference is made to the Note agreement between Tab Products Co. (the "Company") and The Prudential Insurance Company of America ("Prudential") dated as of (i) March 20, 1992 (the "1992 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 8.73% Senior Notes due March 20, 2001 in the principal amount of $15,000,000 and (ii) October 7, 1993 (the "1993 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 6.90% Senior Guaranteed Notes due September 20, 2002. The 1992 Agreement and the 1993 Agreement are together referred to as the "Agreements," and each as an "Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the applicable Agreement.

     Pursuant to the request of the Company and the provisions of paragraph 11C of each Agreement, Prudential and the Company agree with respect to each Agreement as follows:

     1.   Paragraph 6A is deleted from each Agreement.

     2. Paragraph 6L of each Agreement is hereby amended and restated in its entirety to read as follows:

               "6L. FIXED CHARGE COVERAGE. Permit its Fixed Charge Coverage Ratio, calculated at the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.15 to 1.00."

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Tab Products Co.
Tab Canada Limited
August 20, 1996
Page 2

     3. Amend and restate in its entirety the defined term "Fixed Charge Coverage Ratio" appearing in paragraph 10B of each Agreement as follows:

               "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to the applicable measurement period, the ratio of (i) the sum of (A) Consolidated Net Earnings, PLUS (B) depreciation and amortization expense, PLUS (C) the items specified in clauses (ii) and (iii) in the definition of "Fixed Charges," PLUS (D) net cash proceeds received by the Company after the date of this Agreement from the issuance of any equity securities, including from exercise of options to purchase or otherwise acquire shares of the Company's common stock, LESS (E) all Restricted Payments to (ii) Fixed Charges, in each case as paid or accrued during such period."

     If you agree with the foregoing, please sign below and have Tab Canada Limited sign below, and return a copy of this letter to the undersigned, whereupon this letter shall become a binding agreement between the Company and Prudential amending the 1992 Agreement and the 1993 Agreement in the manner and to the extent herein provided. Except as otherwise set forth herein and in prior written amendments, the 1992 Agreement and the 1993 Agreement shall each continue unmodified and in full force and effect.

                                             Very truly yours,



                                             THE PRUDENTIAL INSURANCE
                                               COMPANY OF AMERICA



                                             By  /s/ Jeffrey L. Dickson
                                                ------------------------
                                                  Vice President

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Tab Products Co.
Tab Canada Limited
August 20, 1996
Page 3

ACCEPTED AND AGREED

TAB PRODUCTS CO.


By /s/ Robert J. Sexton
   ------------------------------
     Name:  Robert J. Sexton
     Title: Treasurer & Secretary



The undersigned, as a guarantor of the 6.90% Notes pursuant to its Guaranty thereof dated October 7, 1993, expressly agrees with and consents to the amendments set forth in this letter and confirms that its Guaranty remains in full force and effect as originally executed and is expressly reaffirmed hereby.


TAB CANADA LIMITED

By /s/ John W. Peth
   ------------------------------
Its  SECRETARY
    -----------------------------